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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-153231 and Form S-3 No. 333-161300) of GT Solar International, Inc. and subsidiaries of our report dated June 4, 2010, with respect to the consolidated financial statements of GT Solar International, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the fiscal year ended April 2, 2011.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
May 24, 2011

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM